                                                                     Exhibit 4.2

Form of Face of Security. [IF THE SECURITY IS A RESTRICTED SECURITY OR REGULATION S SECURITY, THEN INSERT -- THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE l44(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND
(Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO GLOBIX, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT GLOBIX AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR
(E), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OR TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]


[IF THE SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         GLOBIX CORPORATION

         12.50% Senior Notes due 2010

[If Restricted Security CUSIP No. [_____ _____]
[If Regulation S Security -- ISIN No. [___________]

No. __________
$--------


Globix Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Issuer", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promise to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars (such amount the "principal amount" of this Security) [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- , or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $600,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,] on February 1, 2010 and to pay interest thereon from February 8, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in arrears semi-annually on February 1 and August 1 in each year, commencing August 1, 2000 at the rate of 12.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee in accordance with Section 308 of the Indenture, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Security shall be computed on the basis set forth in the Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT -- shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of this Security, provided, however] [INSERT IF THE SECURITY IS NOT A GLOBAL SECURITY -- will be made at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that all payments of the principal (and premium, if any) and interest on Securities, the Holders of which hold more than $5.0 million in principal amount and have given wire transfer instructions to the Issuer or its agent at least 10 Business Days prior to the applicable payment date, shall be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions; provided, further,] that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.


Dated:  February __, 2000  GLOBIX CORPORATION



By:  ------------------------------

Name:
Title:


-----------------------------------
Name:
Title:


         TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.






HSBC Bank USA,
as Trustee


By:___________________________________________
Authorized Signatory

Form of Reverse of Security. This Security is one of a duly authorized issue of Securities of the Issuer designated as its 12.50% Senior Notes due 2010 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of February 8, 2000 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Issuer and HSBC Bank USA, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Except as described below, the Securities are not redeemable at the Issuer's option prior to February 1, 2005.

The Securities are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after February 1, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Securities to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the immediately preceding Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning February 1 of the years indicated below:

         REDEMPTION YEAR                                        PRICE
2005                                                            106.250%

2006                                                            104.167%

2007                                                            102.083%

2008 and thereafter                                             100.000%



In addition, at any time prior to February 1, 2003, the Issuer may redeem up to 35% of the aggregate Outstanding principal amount of the Securities with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) at a Redemption Price equal to 112.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the original principal amount of the Securities remains Outstanding immediately following such redemption. In order to effect the foregoing redemption, the Issuer must mail a notice of redemption no later than 45 days after the related sale of Capital Stock and must consummate such redemption within 60 days of the closing of the related sale of Capital Stock.

The Securities do not have the benefit of any sinking fund obligations.

In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of (together with accrued and unpaid interest on) the Securities, in the manner and with the effect provided in the Indenture.

[IF SECURITY IS A RESTRICTED SECURITY, THEN INSERT -- The Holder of this Security (and any Person that has a beneficial interest in this Security) is entitled to the benefits of a Registration Rights Agreement, dated as of February 8, 2000 and as the same may be amended from time to time (the "Registration Rights Agreement"), executed by the Issuer. The Registration Rights Agreement provides that Liquidated Damages will be payable by the Issuer on the Securities for specified periods if the Issuer does not comply with certain of its obligations thereunder. The Issuer agrees to pay Liquidated Damages, if any, accruing on this Security.]

The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Issuer as a result of an Asset Sale or (ii) a Change of Control occurs, the Issuer shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.


As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on the Purchase Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security and the rights of the parties thereunder and hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.